EXHIBIT 23.1
                                                               ------------

     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Gold Reserve Inc. on Forms S-8 (File No. 033-61113 and No. 333-56495) of our report dated February 26, 1999, on our audits of the consolidated financial statements of Gold Reserve Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Report on Form 20-F.


     /s/PricewaterhouseCoopers LLP


     Spokane, Washington
     May 14, 1999
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